Exhibit 99.1

Inception Growth Acquisition Limited Announces Additional Contribution to Trust Account to Extend Business Combination Period

New York, Nov. 07, 2023 (GLOBE NEWSWIRE) -- Inception Growth Acquisition Limited (NASDAQ: IGTA, the “Company”), a publicly traded special purpose acquisition company, announced today that on November 1, 2023, the Company deposited $100,000 into the Company’s trust account (the “Trust Account”)  in order to extend the period of time the Company has to complete a business combination for an additional one (1) month period, from November 13, 2023 to December 13, 2023. The purpose of the extension is to provide additional time for the Company to complete a business combination.

About Inception Growth Acquisition Limited

Inception Growth Acquisition Limited is a blank check company incorporated under the laws of Delaware whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses or entities.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including the successful consummation of the Company’s initial public offering, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contact

Inception Growth Acquisition Limited
Investor Relationship Department
(315) 636-6638